Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated January 16, 2007 on the financial statements of Pacific Copper Corp. (the “Company”) for the fiscal years ended October 31, 2006 and 2005 and for the cumulative period ended October 31, 2006 included in the registration statement being filed by the Company on Form SB-2.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
January 30, 2007	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663